Exhibit 10.51

AMENDMENT NO. 5 TO THE
APPLIED MATERIALS, INC.
2005 EXECUTIVE DEFERRED COMPENSATION PLAN

APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. 2005 Executive Deferred Compensation Plan (the “Plan”), effective as of January 1, 2005, and having amended and restated the Plan effective as of July 11, 2007, and having further amended the Plan on four subsequent occasions, hereby further amends the Plan, effective as of October 1, 2014, as follows:
1.    A new paragraph is added to Plan immediately preceding “Section 1 – Definitions” (with the new paragraph thereby becoming the third paragraph in the introduction to the Plan) to read as follows:
“Effective as of October 1, 2014, and notwithstanding any contrary provision of the Plan, no new elections to make Compensation Deferrals under the Plan will be accepted.”
2.    A new Section 2.1.9 is added to the Plan to read as follows:
“2.1.9 Suspension of New Elections. Effective as of October 1, 2014, and notwithstanding any contrary provision of the Plan, no new elections to make Compensation Deferrals under the Plan will be accepted.”
IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 5 to the restated Plan effective as of the dates specified above.

Date: October 16, 2014	APPLIED MATERIALS, INC.

By /s/ Greg Lawler________________________
Greg Lawler,
Corporate Vice President, Global Rewards